Exhibit 10.1.2

AMENDED AND RESTATED

EXECUTIVE EMPLOYMENT AGREEMENT

AGREEMENT made as of the 7th day of April, 1994 and as amended through          October 2002, between THE DOE RUN RESOURCES CORPORATION, a New York corporation, doing business in Missouri under the trade name “The Doe Run Company”  (herein called the “Company”), with its principal office at 1801 Park 270 Drive, St. Louis, Missouri 63146 and Marvin K. Kaiser (“Employee”).

W I T N E S S E T H:

WHEREAS, Employee has for some years been employed by the Company or a predecessor, and Company desires to continue to employee the Employee and Employee desires to continue to be employed by the Company, all on the terms hereof;

In consideration of the mutual covenants herein contained, it is hereby agreed as follows:

1.                                       Terms and Duties.

Commencing on the date of this Agreement and continuing through October 31, 2005, unless sooner terminated or extended as herein provided (the “Employment Term”), the company shall continue to employ the Employee as its Executive Vice President, Chief Financial and Administrative Officer.  During the Employment Term the Employee shall continue to devote all of his business time and his best efforts to the business of the Company, and its subsidiaries, as may be necessary to perform his duties hereunder, in accordance with the policies, procedures, business plans and budgets from time to time established by the Board of  Directors, and Chairman of the Board and the President  and shall not have any other business affiliations.  Employee hereby accepts continued employment hereunder.

2.                                       Compensation.

In full compensation for the services to be rendered by the Employee to the Company and its subsidiaries hereunder, during the Employment Term, the Company will pay the Employee, and the Employee shall accept:

(a)                                  a basic annual salary of $275,000.00 for each employment year of the Employment Term payable in installments not less frequently than monthly, and increased as the Board of Directors may, from time to time, determine in its discretion; plus

(b)                                 an annual stay bonus of 50% of then current annual base salary (a “Stay Bonus”) earned on October 31, 2002 October 31, 2003, October 31, 2004 and October 31, 2005 (each a “Bonus Date”) payable on each of November 1, 2002, November 1, 2003, November 1, 2004, and November 1, 2005 provided, however, that you must continue your employment with the Company through a Bonus Date to be entitled to a Stay Bonus payment on such Bonus Date, provided that if you are dismissed from your employment without cause at any point prior to payment in full of such Stay Bonus, you will be entitled to a pro rata portion of the unpaid Stay Bonus with respect to the fiscal year of your dismissal. Notwithstanding any provision herein, your Stay Bonuses shall be in lieu of any bonus to which you would otherwise be entitled with respect to the fiscal years for which the Stay Bonus is paid, provided that the Company’s Board of Directors may, from time to time and in its sole discretion, award additional bonuses. Notwithstanding any provision in this Agreement, the Company shall defer payment to Employee of a bonus where payment of such bonus would violate any other agreement between the Company and any lender of the Company, or in the event that or any other agreement between the Company and any lender of the Company limits the aggregate amount that the Company may pay as bonuses, net worth appreciation payments, profit sharing payments or other payments of similar nature (“Restricted Payments”) during any period.

(c)                                  such additional amounts, if any, as the Board of Directors of the Company may determine from time to time in its discretion.

(d)                                 if you elect to retire from the Company on or before November 1, 2005 you will be entitled to health benefits specified and your SERP benefit will be adjusted to the amount your benefit would have been if you had elected to retire December 1, 2001 under the Early Retirement Incentive for SEMO, Herculaneum and Corporate Office Salaried Employees offered by the Company in October, 2001.

3.                                       Place of Employment.

The Employee’s regular place of employment during the Employment Term shall be at the principal executive office of the Company  in the St. Louis, Missouri metropolitan area.  The Employee’s regular place of employment during the Employment Term shall be at the principal executive office of the Company in the St. Louis,

Missouri metropolitan area.  The Employee may not be required to relocate without his consent.

4.                                       Travel: Expenses.

The Employee shall engage in such travel as may reasonably be required in connection with the performance of his duties, in accordance with prior practice.

All reasonable travel and other expenses incurred by the Employee (in accordance with the policies of the Company established from time to time) in carrying out his duties hereunder will be reimbursed by the Company on presentation of it of expense accounts and appropriate documentation in accordance with the customary procedures of the Company for reimbursement of executive expenses.  The Employee shall be entitled to a travel expense advance in the discretion of the Company when anticipated travel warrants such advance.

5.                                       Early Termination of Employment Term on Disability or Death.

(a)                                  If during the Employment Term, the Employee fails because of illness or other incapacity (including incapacity because of substance abuse) to render the Company the services required of him hereunder for a period of two months (during which the Company shall continue the Employee’s compensation at the rates herein provided), the Company may, in its discretion, give one month notice of termination of the Employment Term (during which the Employee’s compensation shall likewise be continued), and if the Employee shall not resume full performance of his duties within such one month period, the employment Term shall terminate at the expiration thereof, provided that  any such termination shall not affect the right of the Employee (or his estate) to continue to receive benefits under  any disability insurance plan or program covering the Employee which is in effect at the date of termination, and further provided that if any such termination shall be during a fiscal year and the Company shall not have a net loss before income taxes determined as provided in paragraph 2(b) for such fiscal year, the Employee shall be entitled to a pro-rata portion of the minimum bonus of such year based on the number of full months worked by him such year.

(b)                           The Employment Term shall end upon the death of the Employee, provided that (i) if the Employee shall die during a fiscal year, and the Company shall not have a net loss, determined as provided in paragraph 2(b), for such fiscal year, the Employee shall be entitled to a pro-rata portion of the minimum bonus for such year, based on the number of full months worked by him during such year.

6.                                       Vacation.

During the Employment Term, the Employee shall be entitled to 4 weeks vacation, to be taken at such time or times as shall be mutually convenient to the Company and Employee (but not more than two weeks consecutively except as may be specifically approved by the President).  Unused vacation shall not accumulate from year to year.

7.                                       Confidentially: Competition.

(a)  For the purposes hereof, all confidential information about the business and affairs of the Company (including, without limitation, business plans, financial and marketing information and information about its secrets and machinery, designs, plans, patterns and specifications, formulae, processes, inventions and discoveries, and names of suppliers and customers and nature of dealings with them) constitute “Company Confidential Information.”  For some years, the Employee has been a senior officer of the Company or a predecessor.  He acknowledges that he has in the past had, and will continue to have, access to and knowledge of Company Confidential Information, and that improper use or revelation of same by the Employee during or after the termination of his employment by the Company could cause serious injury to the business of the Company.  Accordingly, the Employee agrees that he will forever keep secret and inviolate all Company Confidential Information which shall have come or shall hereafter come into his possession, and that he will not use the same for his own private benefit, or directly or indirectly for the benefit of others, and that he will not disclose such Company Confidential Information to any other person.

(b)                                 During the Employment Term, the Employee will not (whether as an officer, director, partner, proprietor, investor, associate, employee, consultant, adviser, public relations or advertising representative or otherwise), directly or indirectly, be engaged in any aspect of the business of lead mining, milling, recycling or sale within the continental United States (which the parties acknowledge is the Company’s trading area).   For purposes of the preceding sentence, the Employee shall be deemed to be engaged in any business which any person for whom he shall perform services is engaged.  Nothing herein contained shall be deemed to prohibit the Employee from owning, as a passive investment, a security of any issuer which is not a supplier, vendor; customer or competitor of the Company.

(c)                                  Within the terms of this Agreement, it is intended to limit disclosure and competition by the Employee to the maximum extent permitted by law.  If it shall be finally determined by any court of competent jurisdiction ruling on this Agreement that the scope or duration of any limitation contained in this paragraph 7 is too extensive to be legally enforceable, then the parties hereby agree that the scope and duration (not greater than that provided for herein) of such limitation shall be the maximum scope and duration which shall be legally enforceable and the Employee hereby consents to the enforcement of such limitation as so modified.

(d)                                 The Employee acknowledges that any violation by him of the provisions of this paragraph 7 could cause serious and irreparable damages to the Company.  He further acknowledges that it might not be possible to measure such damages in money.  Accordingly, the Employee further acknowledges that, in the event of a breach or threatened breach by him of the provision of this paragraph 7, the Company may seek in addition to any other rights or remedies, including money damages, an injunction or restraining order, restraining the Employee from doing or continuing to do or perform any acts constituting such breach or threatened breach.

8.                                       Employee’s Inventions.

The Employee agrees to assign and transfer to the Company, its successors and assigns, his entire right, title and interest in and to any or all inventions, designs, discoveries and improvements which he may make, either solely or jointly with others, during the Employment Term hereunder and for a period of one (1) year thereafter, which relate in any way to the business or products of the Company, together with all rights to letters patent which may be granted thereon.  Immediately upon making any intentions,  designs, discoveries or improvements, the Employee shall notify the Company and, without further compensation, shall executive and deliver to the Company such documents as may be necessary to prepare or prosecute applications for patents upon such inventions, designs, discoveries and improvements, and shall assign and transfer to the Company his entire right, title and interest therein.  The Company shall pay all expenses involved in carrying out the provisions of this paragraph 8.

9.                                       Benefits.

The Company agrees to provide to the Employee during the Employment Term the retirement plan, 401(k) Savings Plan, medical, hospitalization, dental, life and AD&D and disability coverage, as well as the executive auto allowance program and other benefits as provided to the Employee on October 1, 2002.

10.                                 Employee’s Representation

Employee hereby represents to the Company that he has full right and power to enter into his Agreement and carry out his duties hereunder, and that same will not constitute a breach of or default under any employment, confidentiality, non-competition or other agreement by which he may be bound.

11.                                 Indemnification.

The Corporation shall defend, indemnify, and hold harmless Marvin K. Kaiser (and his heirs and personal representatives) from and against any and all proceedings, whether civil or criminal, judgments, liabilities, claims, demands, damages, amounts paid in settlement, fines, penalties, punitive damages, actions, causes of action of any type or kind whatsoever, suits, losses, attorneys’ fees, costs, and expenses arising out of, in connection with, or in any way related to his serving or having served as an officer  of the Corporation or, at the request of the Corporation, as a director, officer, employee, or other agent of any other organization, including any other corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, even if the proceedings, judgments, liabilities, claims, demands, damages, amounts paid in settlement, fines, penalties, punitive damages, actions, causes of action, suits, losses, attorneys’ fees, costs, and expenses are alleged to be caused by, including but not limited to the negligence, carelessness, recklessness, gross negligence, acts, errors, and omissions, misfeasance, malfeasance, or fault of Marvin K. Kaiser, whether alleged to be acting individually or in combination with other persons or entities, or caused by, including but not limited to the negligence, carelessness, recklessness, gross negligence, acts, errors, and omissions, misfeasance, malfeasance, or fault of Marvin K. Kaiser, whether acting individually or in combination with other persons or entities, provided that in the case of criminal actions or proceedings, Marvin K. Kaiser had no reasonable cause to believe that his conduct was unlawful.  Further, the terms of this indemnification provision are retroactive and apply against any and all proceedings, whether civil or criminal, judgments, liabilities, claims, demands, damages, amounts paid in settlement, fines, penalties, punitive damages, actions, causes of action, suits, losses, attorneys’ fees, costs, and expenses regardless of the time of occurrence.  Further, this indemnification survives the termination of this Executive Employment Agreement.

12.                                 Default by Employee.

If the Employee shall:

(i)                                     commit an act of dishonesty against the Company or fraud upon the Company; or

(ii)                                  breach his obligations under this Agreement and fail to cure such breach within five (5) days after written notice thereof;  or

(iii)                               be convicted of a crime involving moral turpitude; or

(iv)                              fail or neglect diligently to perform his duties hereunder and continue in his failure after written notice;

then, and in any such case, the Company may terminate the employment of the Employee hereunder and, in the event of any such termination, the Employee shall no longer have any right to any and all benefits (including future salary payments), which would otherwise have accrued after such termination.

13.                                 Automatic Renewal.

This Agreement shall automatically renew and be extended from year to year upon the expiration of the Employment Term (as extended if extended) unless terminated by either party by written notice given to the other at least three months prior to its termination date.  If any such notice shall be given, this Agreement shall terminate on the next succeeding October 31.

14.                                 Successors.

The rights, benefits, duties and obligation under this Agreement shall inure to and be binding upon the Company, its successors and assigns and upon the Employee and his legal representative, legatees and heirs.  It is specifically understood, however, that this Agreement may not be transferred or assigned by the Employee.  The Company may assign any of its rights and obligations hereunder to any subsidiary or affiliate of the Company, or by written instruction to a successor or surviving corporation resulting from a merger, consolidation, sale of assets or stock, or other corporate reorganization, on condition that he assignee shall assume all the Company’s obligation hereunder (but nevertheless the Company shall remain liable hereunder) and it is agreed that such successor or surviving corporation shall continue to be obligated to perform the provisions of this Agreement.

15.                                 Notices

Notices hereunder shall be in writing and shall be sent by telegraph or by certified or registered mail, telecopy, or recognized overnight delivery service (such as Federal Express) prepaid as follows:

To Employee:	To Company:

Marvin K. Kaiser	The Doe Run Resources Corporation
4554 Pershing Place	1801 Park 270 Drive
St. Louis, MO 63108	St. Louis, Missouri 63146
Attention: President

with copies to:
The Renco Group, Inc
30 Rockefeller Plaza
42nd Floor
New York, NY 10111

and shall be deemed to have given when telecopied to the address or three days after placed in the mail or the second business day following delivery to a recognized overnight delivery service (such as Federal Express) or a telegraph company, prepaid and properly addressed.  Notices to the Employee may also be delivered to him personally.   Notices of change of address shall be given as provided above, but shall be effective only when actually received.

16.                                 Waivers.

The failure of either party to insist upon the strict performance of any of the terms, conditions, and provisions of this Agreement shall not be construed as a waiver or relinquishment of future compliance therewith, and said terms, conditions of this Agreement on the part of the Company, shall be effective for any purposes whatsoever unless such waiver is in writing and signed by the Company.

17.                                 Entire Agreement; Governing Law.

There are no oral or written understandings concerning the Employee’s employment outside of this Agreement and the separate Net Worth Appreciation Agreement between the Company the Employee.  This Agreement may not be modified except by a writing signed by the parties hereto.  This Agreement supersedes any and all prior employment agreements or understandings.  This Agreement is made under, and shall be construed in accordance with, the laws of the State of Missouri, applicable to agreements to be performed wholly within that state.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

THE DOE RUN RESOURCES CORPORATION
Attest:	doing business as THE DOE RUN COMPANY

By:

Witness:

Marvin K. Kaiser, Employee